Exhibit 16.1

April 8, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Advanced Life Sciences Holdings, Inc.’s Form 8-K dated April 8, 2011, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP